EXECUTION COPY

                          TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement ("AGREEMENT") is made and entered into as of October 19, 2000, between MCY Music World, Inc., a Delaware corporation ("MCY"), and Applied Digital Solutions, Inc., a Missouri corporation ("ADSX").

In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows:

1.                LICENSE.

1.1 MCY hereby grants to ADSX a perpetual (unless terminated as set forth herein), exclusive (for the purposes set forth in Section 1.2), nontransferable, worldwide paid-up license, subject to the terms and conditions of this Agreement, to use:

(a) all proprietary software of MCY relating to the digital encryption and secure distribution of audio and video content, including without limitation software related to streaming video and streaming audio technology and MCY's NETrax(TM) software (the "MCY TECHNOLOGY"); and

(b) any designs, computer programs, data and artistic elements which have been or are in the course of being created for MCY by Sapient Corporation, and which are owned by MCY pursuant to its agreement with Sapient Corporation, or which are licensed to MCY by Sapient Corporation and which MCY has the right to sublicense (if any) (the "SAPIENT TECHNOLOGY" and together with the MCY Technology collectively the "LICENSED MATERIALS").

1.2 The license granted to ADSX hereunder shall entitle ADSX to use the Licensed Materials in the industries set out in Schedule "A" attached hereto but in no other industries.

1.3 Any computer programs included as part of the Licensed Materials shall be provided in both source code and object code form, and ADSX shall have the right to receive related technical documentation for any such software. The license granted hereunder shall entitle ADSX to receive any new releases, or other modifications or alterations to:

                  (i) any of the MCY Technology, made at any time after delivery by MCY to ADSX hereunder and offered by MCY to its customers generally, and

                  (ii) any of the Sapient Technology, made at any time after delivery by MCY to ADSX hereunder and provided to MCY by Sapient,

         in each case where any such releases or other modifications or alterations are not priced by MCY or Sapient as separate new products or options. ADSX acknowledges that it shall be responsible for making all necessary arrangements at its own expense for obtaining any other modifications or alterations to the Licensed Materials or for obtaining

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         other  products  to be used with the  Licensed  Materials,  that may be necessary to ensure that the Licensed Materials have any features or meet any standards that may be required by ADSX or that are required by ADSX to enable it to use the Licensed Materials for the purposes intended by ADSX. Any modifications or alterations made solely by or on behalf of ADSX to any of the Licensed Materials supplied by MCY shall belong to ADSX, but shall be subject to the restrictions and conditions set out in this Agreement.

1.4 ADSX shall be entitled pursuant to the license granted hereunder to use the Licensed Materials as an application or similar service provider and to sublicense the Licensed Materials to the customers of ADSX, provided that such sublicenses are granted only in conjunction with the provision of services by ADSX to its customers and not to enable such customers to further sublicense the use of the Licensed Materials to others. Except as otherwise expressly stated in this Agreement, ADSX shall not be entitled to rent, lease, loan or otherwise transfer or grant any rights in or to the Licensed Materials to any other person, and ADSX shall not disassemble, decompile or reverse engineer the Licensed Materials. ADSX shall not use any of the Licensed Materials in any way not expressly provided for in this Agreement. ADSX acknowledges that there are no implied licenses and that ADSX shall not use the Licensed Materials in any manner that would exceed the scope of the license granted herein.

1.5 ADSX shall not reproduce, duplicate, copy, sell, or otherwise disclose, or disseminate the Licensed Materials, including operating instructions, user manuals, and training materials, in any medium except as authorized herein. ADSX may make copies of the Licensed Materials, in machine readable form, only as is reasonably necessary for its use of the Licensed Materials as permitted herein and for archival, testing and backup purposes.

1.6 The right to use the Licensed Materials granted to ADSX hereunder shall include use of the Licensed Materials by any Affiliate (as hereinafter defined) of ADSX and any successor of any Affiliate. For purposes of this Agreement, "AFFILIATE" means any entity or person which, directly or indirectly, controls, is controlled by or is under common control with ADSX. ADSX shall cause any Affiliate or successor to comply with the terms and conditions of this Agreement in the same manner as ADSX, and shall indemnify MCY for any loss, damage or expense incurred by MCY as a result of any non-compliance with this Agreement by any Affiliate or successor.

1.7 Except as expressly provided herein, the license granted to ADSX with respect to the Licensed Materials does not include the right to grant sublicenses to any portion of the Licensed Materials without the prior written authorization of MCY, which authorization may be withheld by MCY at its sole discretion. In each case in which ADSX is authorized under this Agreement to grant such sublicenses, or in which MCY expressly permits ADSX to grant any such sublicenses, ADSX shall require each sublicensee, before it may use or install the sublicensed portion of the Licensed Materials, to execute a written license agreement in form and substance that is approved by MCY, and that at a minimum contains the same restrictions and conditions that are applicable to the use of the Licensed Materials by ADSX, as set forth hereunder. ADSX shall indemnify MCY

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         for all losses, costs, damages,  expenses,  and liabilities caused by a sublicensee's failure to honor the terms of such sublicense, or by ADSX's failure to include the required terms in its sublicense agreements with its sublicensees.

2.       PAYMENT, PRICES.

2.1      In  consideration  of the  rights and  licenses  granted by MCY to ADSX
         hereunder,   ADSX  shall  pay  MCY  a  one-time  license  fee  of  U.S.
         $40,000,000 (the "LICENSE FEE"). The License Fee shall be paid in common stock of ADSX in accordance with a certain agreement entitled the MCY Agreement made between MCY, MCY.com, Inc. and ADSX dated even date herewith (the "MCY AGREEMENT").

2.2 The License Fee is exclusive of any federal, state, municipal, or other governmental taxes, duties, fees, excises, or tariffs now or hereafter imposed in connection with the production, storage, licensing, sale, transportation, import, export, use or modification of the Licensed Materials, or otherwise arising out of or in connection with this Agreement. ADSX shall be responsible for, and where MCY is required to collect any such amounts, shall reimburse MCY for, all such taxes, duties, fees, excises, or tariffs, but ADSX shall not be liable for any governmental or local taxes imposed on MCY's corporate income.

3.       DELIVERY OF LICENSED MATERIALS

3.1 ADSX acknowledges that as of the date of this Agreement, the Licensed Materials consisting of the Sapient Technology have not been completed, but instead, are in the process of being developed. MCY shall deliver to ADSX (i) the MCY Technology within 45 days after the closing under the Purchase Agreement, and (ii) the Sapient Technology within 45 days after MCY's receipt of the Sapient Technology from Sapient Corporation. MCY shall use reasonable efforts to deliver or to cause to be delivered the Sapient Technology as set forth above, but shall not be liable for any delays in meeting any delivery dates. All deliveries will be made to ADSX at the address of ADSX set forth in this Agreement. ADSX acknowledges that the Licensed Materials may be provided in printed and/or electronic form.

3.2 ADSX acknowledges that the Licensed Materials do not include any software, specifications, designs, documentation or any other products belonging to any third party, other than such (if any) as may be licensed to MCY from Sapient and that MCY is entitled to sublicense to ADSX, and ADSX shall be responsible at its own expense for obtaining directly from any third party such licenses or other rights to any software or other third party products that ADSX will require from time to time for use in conjunction with any of the Licensed Materials and for installing configuring, maintaining and using any such products. Without limiting the foregoing, ADSX acknowledges that it will require licenses for any or all of the software products described in Schedule "B" attached hereto. MCY does not warrant which software products that ADSX will require in order to use the Licensed Materials for its intended purposes, nor does MCY make any representation or warranty to ADSX as to the availability or prices of any software or other products ADSX will require for use with the Licensed Materials, provided, however, that upon request by ADSX and at ADSX' expense, MCY will

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         provide  reasonable  information  to  assist  ADSX  in  obtaining  such products. ADSX also acknowledges that it will be responsible at its own expense for selecting, procuring, configuring and maintaining any hardware products that will be required by ADSX for use with the Licensed Materials, provided that upon request by ADSX and at ADSX' expense, MCY will provide reasonable information to assist ADSX in selecting and configuring hardware products to be used with the Licensed Materials.

4.       SERVICES FOR MAINTENANCE AND/OR MODIFICATION OF LICENSED MATERIALS.

4.1 Except as provided in Section 1.3, MCY shall not be responsible for providing or causing to provide any services or performing any work that may be requested or required by ADSX with respect to the use, maintenance, support, modification, enhancement or alteration of any of the Licensed Materials. ADSX acknowledges that its ability to use any software or any other components of the Licensed Materials for its intended purposes may require ADSX to enter into agreements with MCY or the developers of the applicable components of the Licensed Materials, or with other third parties, including agreements for the support and maintenance of any software products forming part of the Licensed Materials. ADSX shall be solely responsible for entering into such agreements or otherwise making any such arrangements, and for paying any fees required in connection therewith.


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5.       TITLE TO LICENSED MATERIALS.

5.1 ADSX acknowledges that MCY or its licensors own all right, title and interest, including all copyright, patent rights, trademark rights, trade secret rights and all other intellectual property rights, in and to the Licensed Materials.

5.2 ADSX shall include in any copies of the Licensed Materials or associated documentation made by ADSX, including any copies of any modified or altered versions of the Licensed Materials made by ADSX, such copyright or other proprietary rights notices as may be contained on the copies of the Licensed Materials originally provided by MCY to ADSX, or as may be reasonably requested by MCY from time to time.

6.       WARRANTY.

6.1 ADSX acknowledges that the Licensed Materials consisting of the Sapient Technology are in the course of being developed, and accordingly, MCY does not provide any representation or warranty that the Licensed Materials will have any features or meet any standards that may be requested by ADSX, or will otherwise meet ADSX's requirements.

6.2 MCY represents and warrants to ADSX that it is the owner of the Licensed Materials or otherwise has the right to grant to ADSX the licenses set forth in this Agreement without violating any rights of any third party, including Sapient, and that there is currently no actual or threatened suit or claim by any such third party based on an alleged violation of such right by MCY provided, however, that ADSX's sole and exclusive remedy, and MCY's sole and exclusive obligation to ADSX, for breach of this warranty shall be to provide the Intellectual Property Indemnification set forth in Section 8 below.

6.3 THE WARRANTIES CONTAINED IN THIS SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, AND MCY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT WITH RESPECT TO THE LICENSED MATERIALS OR THE PERFORMANCE OF ANY OBLIGATIONS HEREUNDER.

7.       LIMITATION OF LIABILITY.

7.1 MCY's aggregate liability to ADSX under this Agreement or for any other reason relating to the products and services provided under this Agreement, including claims for contribution or indemnity, and whether the claim is in contract, breach of warranty, strict liability, tort (including negligence) or otherwise, shall be limited to not more than $1,000,000. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS OR LOSS OF USE, OR FOR ANY LOSS OF DATA, FOR ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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8.       INTELLECTUAL PROPERTY RIGHTS INDEMNITY.

8.1 If notified promptly in writing of any action brought against ADSX based on a claim that the Licensed Materials infringe any valid United States patent, copyright, trademark or trade secret of a third party, MCY shall indemnify, defend and hold harmless ADSX and its officers, directors and employees against such action at MCY's expense and pay all damages finally awarded in such action or settlement and any expenses (including reasonable attorneys' fees) which are attributable to such claim. MCY shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. ADSX shall cooperate reasonably with MCY in the defense, settlement or compromise of any such action. Such cooperation shall be at MCY's expense. In the event that a final injunction is obtained against ADSX's use of the Licensed Materials, or if MCY reasonably believes that ADSX's use of the Licensed Materials could be so enjoined, or if in MCY's opinion any of the Licensed Materials is likely to become the subject of a successful claim of such infringement, MCY shall, at its expense, (i) procure for ADSX the right to continue using the Licensed Materials as provided in this Agreement, (ii) replace or modify the Licensed Materials so that they become non-infringing (so long as the functionality of the Licensed Materials is essentially unchanged) or, in the event neither of the previous two options can be effected by MCY, (iii) terminate this Agreement with respect to the applicable portion of the Licensed Materials and the rights granted hereunder, and refund to ADSX a reasonable amount on account of that portion of the License Fee paid to MCY for the applicable portion of the Licensed Materials. This Section states MCY's entire liability and ADSX's exclusive remedy for infringement.

8.2 Notwithstanding the foregoing, MCY shall have no liability to ADSX under this Section 8 to the extent that any infringement or claim thereof is based upon (i) the operation or use of any of the Licensed Materials in combination with any equipment or software not supplied by MCY where the Licensed Materials would not itself be infringing, (ii) compliance with designs, specifications or instructions provided by ADSX, (iii) use of any of Licensed Materials in an application or environment for which it was not designed or (iv) modifications of any of the Licensed Materials by anyone other than MCY where the unmodified version of the Licensed Materials would not be infringing.

8.3 THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF MCY WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL OR PROPRIETARY RIGHTS BY THE LICENSED MATERIALS OR THEIR USE.

9.       CONFIDENTIALITY AND NONDISCLOSURE.

9.1 Each party may have access to Confidential Information (as defined below) of the other party (the "DISCLOSING PARTY"), during the term of this Agreement. Each party agrees that it will not use or disclose to any third party any Confidential Information except as permitted by this Agreement or as authorized by the Disclosing Party's prior written

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         consent.  Each party that is a recipient  of  Confidential  Information
         (the "RECIPIENT") shall employ the same degree of care in preventing the disclosure of the Confidential Information to a third party (or parties) as it uses with regard to its own confidential information of similar importance, provided that in no event shall the Recipient employ less than a reasonable degree of care. The Recipient shall disclose Confidential Information only to those of its employees who have a need to know the Confidential Information for purposes of performing or exercising rights granted under this Agreement and shall not use the Confidential Information of the other except for purposes of performing or exercising rights granted under this Agreement. The
         Recipient   may  disclose   Confidential   Information   to  regulatory
         authorities with jurisdiction over the Recipient provided it gives the other party prior notice of such disclosure. Neither party will use the other party's name or otherwise refer to the other party in any written materials without the prior written consent of the other party in each instance.

9.2 For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means non-public information. Confidential Information may include (but is not limited to) business methods, data, information, records, plans, and concepts. ADSX agrees to treat the Licensed Materials as MCY's Confidential Information. Confidential Information does not include information that: (i) is or becomes publicly available through no act or omission of the Recipient of the Confidential Information; (ii) is intentionally disclosed to a third party by the party owning the Confidential Information without restrictions on disclosure; (iii) is rightfully acquired by the Recipient from a third party not under a confidentiality restriction; (iv) is independently developed, which independent development can be shown by written evidence; or (v) is required to be disclosed under operation of law or court order.

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9.3      On MCY's  reasonable  request,  ADSX  will  furnish  MCY with a written statement, certified by an officer of ADSX, confirming that the Licensed Materials are being used by ADSX in accordance with this Agreement.

10.      AUDIT RIGHTS.

10.1 At MCY's request, ADSX shall provide MCY with a report detailing its use of the Licensed Materials. Upon reasonable notice provided by MCY to ADSX, MCY may audit ADSX's records to ensure compliance by ADSX with this Agreement. Any such audit will be conducted during regular business hours at ADSX's offices, shall not interfere unreasonably with ADSX's business activities and shall be subject to the confidentiality provisions of this Agreement.

11.      TERM/TERMINATION.

11.1 This Agreement is effective as at the date set forth above, and continues until terminated as provided herein, or by agreement of both parties. Either MCY or ADSX may terminate this Agreement if the other party is in material breach of any material obligation under this Agreement (including the obligation to pay amounts due hereunder) and fails to cure such nonperformance within thirty (30) days following written notice of such failure. MCY may terminate this Agreement if, as required under Section 1(c) of a certain MCY Agreement by and between MCY and ADSX dated of even date herewith (the "MCY Agreement"), ADSX fails to cause the registration statement on Form S-3 to be declared effective by the Commission (as defined in the MCY Agreement) by no later than seventy-five (75) days from the date hereof. This Agreement may also be terminated in the manner and on the terms set out in
         Section 4 of the Escrow and Payment Agreement (the "Escrow and Payment Agreement") which is incorporated in and forms part of the MCY Agreement, in which case the rights and obligations of the parties upon termination shall be as set forth in the Escrow and Payment Agreement.

11.2 Upon termination of this Agreement for any of the above reasons, all licenses granted hereunder shall terminate and if the Licensed Materials have not been delivered to ADSX at the time of termination, MCY shall have no obligation to effect such delivery and if the Licensed Materials have been delivered, ADSX will immediately destroy the Licensed Materials and all copies in any form, provided, however, that except in the case of termination in accordance with the Escrow and Payment Agreement, if ADSX has paid all amounts owing to MCY as of the termination date, and ADSX is in compliance with and remains subject to the provisions of Articles 1, 5 , 6, 7, 8, 9, 10, and 12, the licenses granted hereunder shall survive following the termination of this Agreement. However, MCY may terminate ADSX's use of any of the Licensed Materials upon a material breach of any of the surviving sections.

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12.      GENERAL.

12.1 WAIVER/AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement, except as specifically provided herein, shall be deemed as a waiver of any such right, power, or remedy.

12.2 ASSIGNMENT. Either party may assign this Agreement to an entity acquiring substantially all of its assets or merging with it, provided that such assignee agree in writing to assume all obligations under this Agreement. Except as set forth above, neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other. Any attempted assignment in violation of the foregoing shall be void and of no effect. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

12.3 GOVERNING LAW. The rights of the parties hereunder shall be governed by the laws of the State of New York without giving effect to principles of conflicts of laws. The parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods, if applicable. The parties hereby submit to the exclusive jurisdiction of the courts of New York in any action or proceeding that may be brought in connection with this Agreement.

12.4 EQUITABLE RELIEF. The parties acknowledge that Confidential Information contains trade secrets, the disclosure of which would cause substantial harm to Disclosing Party (as defined in Section 9 hereof) that could not be remedied by the payment of damages alone. Accordingly, said Disclosing Party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach confidentiality.

12.5 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

12.6 EXPORT. ADSX acknowledges that the laws and regulations of the United States may restrict the export of the Software. ADSX agrees that it will not export or re-export any of the Licensed Materials in any form without first obtaining the appropriate United States and foreign government approvals.

12.7 NOTICE. Any notice, consent, or other communication hereunder shall be in writing, and shall be given personally, by confirmed fax or express delivery to either party at their respective addresses:

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                  (i)      to MCY at:
                           MCY Music World, Inc.
                           1133 Avenue of the Americas
                           New York, New York 10036
                           Attention:       Legal Department

                  with a copy to:
                           Brown Raysman Millstein Felder & Steiner LLP
                           1880 Century Park East

                           Suite 711
                           Los Angeles, California 90067
                           Attention:       Henry Silberberg

                  (i)      to ADSX at:
                           Applied Digital Solutions, Inc.
                           Suite 410
                           400 Royal Palm Way
                           Palm Beach, Florida 33480
                           Attention:  David I. Beckett, General Counsel

                  with a copy to:
                           Bryan Cave LLP
                           245 Park Avenue
                           New York, New York  10167

                           Attention:       Robert A. Ansehl

         or such other address as may be designated by written notice of either party. Notices shall be deemed given when delivered or transmitted, or seven days after deposit in the mail.

12.8 INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make either party an agent, partner, joint venturer, or representative of the other for any purpose.


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12.9     FORCE MAJEURE. If the performance of this Agreement,  or any obligation hereunder, except the making of payments, is prevented, restricted, or interfered with by reason of any act or condition beyond the reasonable control of the affected party, the party so affected will be excused from performance to the extent of such prevention, restriction, or interference.

12.10 DUPLICATE ORIGINALS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute but one document.

12.11 ENTIRE AGREEMENT. This Agreement, together with Schedules A and B attached hereto. the MCY Agreement referred to in Section 2.1 above and the exhibits and attachments to the MCY Agreement and the other documents referred to therein, constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral, or written, all previous negotiations, and all other communications between the parties with respect to the subject matter hereof. The terms of this Agreement shall prevail notwithstanding any different, conflicting, or additional terms that may appear in any purchase order or other unsigned license agreement included in any equipment or software package. All products and services delivered by MCY to ADSX are subject to the terms of this Agreement, unless specifically addressed in a separate agreement. No modification of this Agreement will be effective unless contained in a writing executed by an authorized representative of each party.



                                                                        11 of 15

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

MCY MUSIC WORLD, INC.

/s/ Bernhard Fritsch
-----------------------------------------------------
Signature

Bernhard Fritsch
--------------------------------------------
Printed Name

President
-----------------------------------------------------
Title

APPLIED DIGITAL SOLUTIONS, INC.

/s/ Garrett A. Sullivan
-----------------------------------------------------
Signature

Garrett A. Sullivan
President



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                                  SCHEDULE "A"

1.       Medical.
2. Financial, excluding entertainment or sports activity. (In support of our financial vertical we intend to deliver e-business strategies that include transmission of e-banking data via streaming video and audio in a secure environment allowing for tracking of where the data is going and where the request is coming from for authentication.)
3.       Agribusiness.
4. Retail, excluding entertainment or sports activity. (In support of our point of sale software we intend to deliver streaming video and audio for purposes of, sales training, inventory look up, help desk and enhanced announcement broadcasting and advertisements.)
5. Education, excluding entertainment or sports activity. (In support of our education vertical we intend to enhance our existing environment with video and audio classroom instruction along with a explanatory media for class enrollment and other educational administrative applications.)
6.       Healthcare, excluding entertainment or sports activity
7. Utilities, excluding entertainment or sports activity. (In support of our ERP and CRM solutions geared toward this vertical we intend to provide enhanced collaboration.)
8. Call centers. (In support of our call center vertical we intend to deliver streaming audio and video so that the outbound call center sales are enhanced by more visual and audio assistance. The sales agent will have media aids to deliver their sales message.)
9. Hospitality, excluding entertainment or sports activity. (In support of our hospitality vertical we intend to enhance our network monitoring capabilities with mixed media training and conference meeting capabilities.)
10.      Insurance
11.      Chemical
12.      US Defense - Government/Military
13.      US Government, but excluding entertainment or sports activity
14.      Bio-Technology
15. Transportation, excluding entertainment or sports activity. (In support of our transportation vertical we intend to enhance our traffic broadcasting and agribusiness market demonstrating video broadcasting of livestock in route to destinations for tracking purposes.)
16.      Drugs/Pharmaceuticals

For purposes of this Schedule "A", the term "entertainment or sports activity" shall mean any activity, business or enterprise related to music, theatre, film, dance or other performing arts; any type of gaming; interactive or video games or other form of entertainment; books and magazines (including in either printed or electronic form); any type of sporting event, (whether as a spectator or participant); and any other leisure activity regardless of the medium or mode of communication or distribution, whether now in existence or hereafter created or conceived, including but not limited to, live performances, print media, television, cable television, audio, radio, satellite, compact disks, video disks, the Internet, wireless or other electronic or digital platform or means of distribution.


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


                                  SCHEDULE "B"

INFORMIX:

Database server software

NES:

Web server software. Serves up HTML and images. Industry standard web server for high performing sites.

SSL SOFTWARE:

Secure web server software. This software encrypts data sent to and from web browsers. The whole purchasing process, in which users transmit credit card information, uses this software.

BROADVISION:

Application  server  software.   Provides  base  level  e-commerce  and  content
management functionality on top of which mcy.com web site is built.

TRACEWARE SERVER SOFTWARE:

Software that when given an IP address can determine what geography the IP address is in. Enables mcy.com to territory block products because the site determines what country a user is from based on the user's IP address.

AKAMAI:

GENERATOR FLASH:

Generates flash

SUN COMPILER:

Compiles the C++ objects that are used in Broadvision

ROGUEWAVE:

Software library used to access the database from the Broadvision application servers

PURIFY:

Software debugging tool that detects memory leaks in C++ code

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WEBLOAD:

Used for performance load testing

PC ANYWHERE:

Allows remote access into NT machines. Mcy.com uses the NT machines primarily for load testing

DIGITIZATION:

Thomson Consumer Electronic Sales GmbH - MP3 technology employed to digitize music files in MP3 format

ENCRYPTION:

Fraunhofer Institut fur Integrierte Schaltungen - Multimedia Protection Protocol or "MPP" advanced encryption and security protocol to ensure that transactions conducted on a website are secure and music selection cannot be pirated or unlawfully distributed over the Internet. Version 1 of the proprietary MMP software permits the downloading of encrypted versions of songs recorded in the MP3 format. Version 2 of the MMP software permits more advanced encryption capabilities, such as downloADSX that can only be played a limited number of times.

SAPIENT:

Certain conventions, design patterns, and other design and development tools and materials, together with elements of code and techniques for importing, exporting, displaying and manipulating programs, data and artistic elements.